                                                                    EXHIBIT 25.1


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305 (B) (2)

                THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK
               (Exact name of trustee as specified in its charter)

            New York                                      13-5691211
     (State of Incorporation                          (I.R.S. employer
   If not a U.S. national bank)                     Identification number)

        One Liberty Plaza
         New York, N.Y.                                     10006
     (Address of principal                                (Zip code)
       Executive office)



                                PHOTRONICS, INC.
               (Exact name of obligor as specified in its charter)
                                   CONNECTICUT
         (State or other jurisdiction of incorporation or organization)
                                   06-0854886
                      (I.R.S. employer identification no.)
                            1061 East Indiantown Road
                                Jupiter, FL 33477

             (Address of principal executive offices) (Postal Code)


                         CONVERTIBLE SUBORDINATED NOTES

                       (Title of the indenture securities)

Item 1.     General Information
            -------------------

            Furnish the following information as to the trustee:

            (a) Name and address of each examining or supervising authority to which it is subject.

                       Federal Reserve Bank of New York
                       33 Liberty Street
                       New York, N. Y. 10045

                       State of New York Banking Department
                       State House, Albany, N.Y.

            (b) Whether it is authorized to exercise corporate trust powers.
                The Trustee is authorized to exercise corporate trust powers.

Item 2.     Affiliation with the Obligor.
            -----------------------------
            If the obligor is an affiliate of the trustee, describe each such affiliation. The obligor is not an affiliate of the Trustee.

Item 16.    List of Exhibits.
            -----------------
            List below all exhibits filed as part of this statement of eligibility.

            Exhibit 1 - Copy of the Organization Certificate of the
                        Trustee as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 333-6688).

            Exhibit 2 - Copy of the Certificate of Authority of the
                        Trustee to commerce business. (Exhibit 2 to T-1 to Registration Statement No. 333-6688).

            Exhibit 3 - None; authorization to exercise corporate trust powers is contained in the documents identified above as Exhibit 1 and 2.

            Exhibit 4 - Copy of the existing By-Laws of the Trustee.
                        (Exhibit 4 to T-1 to Registration Statement
                        No. 333-6688).

            Exhibit 5 - No Indenture referred to in Item 4.

            Exhibit 6 - The consent of the Trustee required by
                        Section 321 (b) of the Trust Indenture Act of 1939.(Exhibit 6 to T-1 to Registration
                        Statement No. 333-27685).

            Exhibit 7 - Copy of the latest Report of Condition of the Trustee as of September 30, 2001

                               SIGNATURE




                           Pursuant to the requirements of the Trust Indenture
Act of 1939, the Trustee, The Bank of Nova Scotia Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 4th day of February, 2002.

                                          THE BANK OF NOVA SCOTIA TRUST
                                                   COMPANY OF NEW YORK


                                          By:  /S/ Warren A. Goshine
                                             --------------------------
                                             Warren A. Goshine
                                             Secretary

 _                                      _
|                                        |

                                                                     FFIEC 041
    THE BANK OF NOVA SCOTIA                                          Page RC-1
    TRUST COMPANY OF NEW YORK                                          ----
----------------------------------------                                10
Legal Title of Bank                                                    ----

    NEW YORK
----------------------------------------
City

    N.Y.                     10006
----------------------------------------
State                        Zip Code

|_                                     _|



FDIC Certificate Number |  |  |  |  |  |
                        ________________


Consolidated Report of Condition for Insured Commerial and State-Chartered Savings Banks for September 30, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.


Schedule RC--Balance Sheet

                                                     Dollar Amounts in Thousands  RCON    Bil     Mil    Thou
-------------------------------------------------------------------------------------------------------------
ASSETS
 1. Cash and balances due from depository institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin(1)....................  0081                    461    1.a.
    b. Interest-bearing balances(2).............................................  0071              16    494    1.b.
 2. Securities:
    a. Held-to-maturity securities (from schedule RC-B, column A)...............  1754               1    220    2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D).............  1773                      0    2.b.
 3. Federal funds sold and securities purchased under agreements to resell......  1350              13    000    3.
 4. Loan and lease financing receivables (from Schedule RC-C):
    a. Loans and leases held for sale...........................................  5369                      0    4.a.
                                                            --------------------
    b. Loans and leases, net of unearned income............ | B528 |   |   |                                     4.b.
                                                            --------------------
    c. LESS: Allowance for loan and lease losses........... | 3123 |    |  |                                     4.c
                                                            --------------------
    d. Loans and leases, net of unearned income and
         allowance (item 4.b minus 4.c).........................................  8529                       0   4.d.
 5. Trading assets (from Schedule RC-D).........................................  3545                       0   5.
 6. Premises and fixed assets (including capitalized leases)....................  2145                       1   6.
 7. Other real estate owned (from Schedule RC-M)................................  2150                       0   7.
 8. Investments in unconsolidated subsidiaries and associated companies
      (from Schedule RC-M)......................................................  2130                       0   8.
 9. Customers' liability to this bank on acceptances outstanding................  2165                       0   9.
10. Intangible assets:
    a. Goodwill.................................................................  3163                       0  10.a.
    b. Other intangible assets (from Schedule RC-M).............................  0426                       0  10.b.
11. Other assets (from Schedule RC-F)...........................................  2160                      87  11.
12. Total assets (sum of items 1 through 11)....................................  2170              31     263  12.
                                                                                -------------------------------

------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

                                                                    FFIEC041
                                                                    Page RC-2
                                                                      ----
                                                                       11
                                                                      ----

Schedule RC--Continued


                                                                               Dollar Amounts in Thousands---- ---- ---- ----
                                                                                                         RCON  Bil  Mil  Thou
-----------------------------------------------------------------------------------------------------------------------------

LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E).                        ---- ---- ---- ----
                                                                                                         2200       17   853 13.a.
                                                                                                         ---- ---- ---- ----
                                                                                   ---- ---- ---- ----
       (1) Noninterest-bearing(1)................................................  6631       17   792                      13.a.(1)
                                                                                   ---- ---- ---- ---
       (2) Interest-bearing......................................................  6636             61                      13.a.(2)
                                                                                   ---- ---- ---- ----
    b. Not applicable
                                                                                                         ---- ---- ---- ----

14. Federal funds purchased and securities sold under agreements to repurchase.......................... 2800              0 14.
15. Trading liabilities (from Schedule RC-D)............................................................ 3548                15.
16. Other borrowed money (includes mortgage indebtedness and obligations under
    capitalized leases) (from Schedule RC-M)............................................................ 3190              0 16.
17. Not applicable
18. Bank's liability on acceptance executed and outstanding............................................. 2920              0 18.
19. Subordinated notes and debentures(2)................................................................ 3200              0 19.
20. Other liabilities (from Schedule RC-G).............................................................. 2930            190 20.
21. Total liabilities (sum of items 13 through 20)...................................................... 2948       18   043 21.
22. Minority interest in consolidated subsidiaries...................................................... 3000              0 22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus....................................................... 3833              0 23.
24. Common stock........................................................................................ 3230        1   000 24.
25. Surplus (exclude all surplus related to preferred stock)............................................ 3839       10   030 25.
26. a. Retained earnings................................................................................ 3632        2   190 26.a.
    b. Accumulated other comprehensive income(2)........................................................ 8530              0 26.b.
27. Other equity capital components(4).................................................................. A130              0 27.
28. Total equity capital (sum of items 23 through 27)................................................... 3210       13   220 28.
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28).............. 3300       31   263 29.
                                                                                                         ---- ---- ---- ----


Memorandum

To be reported with the March Report of Condition.
 1. Indicate in the box at the right the number of the statement below that best describes the               ------------
    most comprehensive level of auditing work performed for the bank by independent external                  RCON  Number
    auditors as of any date during 2000.................................................................     -------------
                                                                                                              6724            M.1.
                                                                                                             -------------


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm
4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
6 = Review of the bank's financial statements by external auditors
7 = Compilation of the bank's financial statements by external auditors
8 = Other audit procedures (excluding tax preparation work)
9 = No external audit work


--------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.
(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(4) Includes treasury stock and unearned Employee Stock Ownership Plan shares.